UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2006

(Date of Report)

August 22, 2006

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2006, International Paper Company issued a press release announcing that it had signed a definitive agreement to sell its Brazilian coated papers business to Stora Enso Ojy for approximately $415 million, subject to certain post-closing adjustments. The transaction is part of International Paper’s previously announced transformation plan to focus on uncoated papers and industrial and consumer packaging globally. Including this transaction, expected proceeds from transformation-related divestitures announced to date are approximately $9.7 billion. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:     Press Release issued on August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura A. Smith
Name:	Maura A. Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: August 23, 2006

EXHIBIT INDEX

Exhibit 99.1:     Press Release issued on August 22, 2006.